Exhibit 99.1

Applied DNA Reports Second Quarter Fiscal 2025 Financial Results

- Therapeutic DNA Production Services Segment (LineaRx) Revenues Up 44% Y/Y, Contributing to a 6% Increase in Total Revenues -

- Intra-Quarter Investor Conference Call and Webcast Scheduled for June 3, 2025, at 4:30 PM ET -

STONY BROOK, N.Y. – May 15, 2025 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today reported financial results for its second quarter of fiscal 2025 ended March 31, 2025.

The Company’s Form 10-Q for its fiscal second quarter can be viewed on the SEC Filings page of its Investor Relations website. To align with the Company’s Annual Meeting of Stockholders on May 22 and ensure a comprehensive post-meeting update, the quarterly investor call will be held on June 3, on which management will update investors on the Company’s strategic priorities.

Management Commentary

“Amidst a challenging macro environment with regulatory headwinds and volatile equity markets, we concluded a strategic reset and have emerged more focused, leaner, and positioned to meet biopharma’s emergent demand for enzymatic DNA with our LineaRx subsidiary positioned as what we believe to be North America’s largest, PCR-based producer of cell-free DNA,” stated Dr. James A. Hayward, chairman and CEO of Applied DNA. “Our strategic priority going forward is to elevate the execution of LineaRx and Applied DNA Clinical Labs in a way that drives consistent and recurring revenues to support higher gross margins and build shareholder value.

“Looking ahead, we believe industry tailwinds are accelerating,” Dr. Hayward concluded. “The biopharma industry is announcing substantial, planned investments in U.S. manufacturing; AI drug design is shortening genetic medicine development timelines, but persistent manufacturing bottlenecks tied to plasmid DNA’s technical constraints remain; and limitations regarding the scalability, efficiency, and cost constraints of competing enzymatic DNA technologies we believe offer market opportunities. With initial capital investments for our now operational Site 1 GMP facility complete, we believe our rapid DNA production and domestic sourcing capabilities are key differentiators to drive new customer acquisition.”

Recent Corporate and Operational Updates

Corporate:

•	With the completion of its strategic restructuring, the Company expects quarterly cash burn to begin to decline beginning in the quarter ending June 30, 2025.

LineaRx (Therapeutic DNA Production and Services subsidiary):

•	Validated GMP Site 1 manufacturing operations in January with production capabilities sufficient to support anticipated near-term manufacturing needs. Site 1 can support an annual revenue capacity between $10 million and $30 million, contingent on product mix and pricing.

•	New customers added:

o	A quantity of Research Use Only (RUO)-grade LineaDNA™ IVT templates and associated LineaRNAP™ for a U.S.-based mRNA contract development and manufacturing organization (CDMO).

o	RUO-grade quantities of LineaDNA for in vitro studies to support four animal health vaccine candidates, with one LineaDNA construct proceeding to an in vivo study.

•	Received follow-on orders from existing customers, notably:

o	A quantity of RUO-grade LineaDNA IVT templates to an APAC-based CDMO of mRNA vaccines and therapeutics.

o	A quantity of LineaDNA to a U.S.-based CRISPR and mRNA therapeutics developer.

o	Continued large-scale manufacturing and delivery of LineaDNA under supply agreements with global manufacturers of in vitro diagnostics (IVDs).

•	Engagement with a U.S.-based therapeutics developer on a challenging self-amplifying mRNA therapy did not result in a first GMP order, though our dialogue remains active for subsequent projects.

•	Nearing completion of a proprietary enzyme and buffer system designed to enhance LinearDNA’s performance by boosting yields, lowering costs, and enabling production of longer, more complex DNA sequences, such as sa-mRNA. Large-scale manufacturing of the enzyme and buffer by a U.S.-based CDMO is expected to begin in June 2025.

•	Expected to launch in Q4’25, LineaPCR™ is an offering to enable customers to self-manufacture LineaDNA with an easy, end-to-end process to simplify existing multi-week, multi-vendor, PCR-based drug discovery workflows.

•	Launching LineaDNA IVT Evaluation Kits – three 25μg templates and associated LineaRNAP aimed at driving adoption of the LineaIVT platform by showcasing its advantages over plasmid-based systems and accelerating customer engagement in mRNA manufacturing. Kits will be offered at industry conferences and on LineaRxDNA.com.

Applied DNA Clinical Labs (MDx Testing Services subsidiary):

•	Submitted a validation package to the New York State Department of Health (NYSDOH) for a PCR-based H5N1 diagnostic as a laboratory-developed test for the detection and subtyping of H5 bird flu, which is currently under review by NYSDOH.

•	Introduced TR8™ PGx pharmacogenomic sub-panels for indication-specific use, complementing full-panel testing. The sub-panels are designed to lower adoption barriers for institutions, clinicians, and patients. The first sub-panel launched is TR8 PGx for Pre-emptive Oncology Care relating to fluoropyrimidine-based cancer therapeutics.

Second Quarter Fiscal 2025 Financial Highlights

•	Total revenues: $983 thousand, compared to $930 thousand for the second quarter of fiscal 2024. Segment information is detailed in the ‘Note H – Segment Information’ section of the Form 10-Q for the period reported:

o	Therapeutic DNA Production (LineaRx) segment revenues increased 44% compared to the same period of fiscal 2024. The increase in segment revenues was driven by a large shipment to a large-scale DNA manufacturing customer, as well as the timing of shipments for a second large-scale DNA manufacturing customer.

o	MDx Testing Services (Applied DNA Clinical Labs) segment revenues decreased 33% compared to the same period of fiscal 2024 due to a decrease from COVID-19 surveillance testing.

•	Operating loss: $3.5 million, compared to an operating loss of $3.6 million for the second quarter of fiscal 2024.

•	Net loss: $3.3 million, compared to a net loss of $4.5 million for the second quarter of fiscal 2024. The improvement in net loss primarily reflects a loss on the issuance of warrants in the prior period that was not repeated in the reported quarter.

•	Adjusted EBITDA: Negative $3.3 million, compared to negative $3.3 million for the second quarter of fiscal 2024.

•	Cash and cash equivalents as of March 31, 2025: $6.8 million, which includes $1.0 million of proceeds from the exercise of Series A warrants.

June 3 Intra-Quarter Investor Conference Call Information

Management will hold a conference call to review the Company’s strategic priorities on June 3, 2025, at 4:30 p.m. Eastern Time. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

An accompanying slide presentation will be embedded in the webcast (live and replay) that can also be accessed via the ‘Company Presentations’ page of the Applied DNA investor relations website.

To participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	International callers: 412-317-6798

•	Canadian callers (toll free): 866-605-3852

•	Live and replay of webcast: link

Telephonic replay (available 1 hour following the conclusion of the live call through June 10, 2025):

•	Domestic callers (toll free): 1-877-344-7529

•	Canadian callers (toll free): 1-855-669-9658

•	Replay access code: 3446494

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses and non-cash gains/income.

About the LineaDNA™ and Linea IVT™ Platforms

The Linea DNA platform is an entirely cell-free DNA production platform founded on Applied DNA's long-standing expertise in the large-scale enzymatic production of DNA. Capable of producing DNA in quantities ranging from milligrams to grams, the Linea DNA platform can produce high-fidelity DNA constructs ranging from 100bp to 20kb in size. The DNA produced via the Linea DNA platform is free of the adventitious DNA sequences found in other sources of DNA, is rapidly scalable, and provides for simple chemical modification of DNA constructs. The Linea IVT platform combines DNA IVT templates manufacturing via the Linea DNA platform with a proprietary Linea™ RNAP to enable mRNA and sa-mRNA manufacturers to produce what Applied DNA believes to be better mRNA faster, with advantages over conventional mRNA production, including: 1) the elimination of plasmid DNA as a starting material; 2) the prevention or reduction of double-stranded DNA (dsRNA) contamination; and 3) simplified mRNA production workflows.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in two business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and the development and sale of a proprietary RNA polymerase ("RNAP") for use in the production of mRNA therapeutics; and (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services.

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Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. These forward-looking statements are based largely on the Company's expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including statements regarding its goal to position the Company for long-term growth and value creation and the potential to achieve that goal, including the future success of its Linea DNA and Linea IVT platforms. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future ability to remain compliant with all Nasdaq listing standards, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from its Linea IVT and/or Linea DNA platforms, the fact that there has never been clinical trial material and/or a commercial drug product produced utilizing the LineaDNA and/or Linea IVT platforms, the unknown amount of revenues and profits that will result from its current and planned future ADCL testing services, whether its restructuring will position the Company for future growth potential, as well as various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 17, 2024, Forms 10-Q filed on February 13, 2025 and May 15, 2025, and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

X: APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,823,260	$6,431,095
Accounts receivable, net of allowance for credit losses of $82,723 and $75,000 at March 31, 2025 and September 30, 2024, respectively	689,887	362,013
Inventories	348,866	438,592
Prepaid expenses and other current assets	568,398	815,970
Total current assets	8,430,411	8,047,670

Property and equipment, net	683,887	553,233
Other assets:
Restricted cash	750,000	750,000
Intangible assets	2,698,975	2,698,975
Operating right of use asset	472,390	739,162
Total assets	$13,035,663	$12,789,040

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,409,628	$1,793,427
Operating lease liability, current	472,390	545,912
Deferred revenue	12,285	58,785
Total current liabilities	1,894,303	2,398,124

Long term accrued liabilities	31,467	31,467
Deferred revenue, long term	194,000	194,000
Operating lease liability, long term	—	193,249
Deferred tax liability, net	684,115	684,115
Warrants classified as a liability	7,570	320,000
Total liabilities	2,811,455	3,820,955

Commitments and contingencies (Note G)

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2025 and September 30, 2024	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2025 and September 30, 2024	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2025 and September 30, 2024	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of March 31, 2025 and September 30, 2024; 6,331,410 and 206,324 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	6,331	206
Additional paid in capital	364,896,649	318,815,166
Accumulated deficit	(354,442,994)	(309,672,755)
Applied DNA Sciences, Inc. stockholders’ equity	10,459,986	9,142,617
Noncontrolling interest	(235,778)	(174,532)
Total equity	10,224,208	8,968,085

Total liabilities and equity	$13,035,663	$12,789,040

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months Ended March 31,		Six months Ended March 31,
	2025	2024	2025	2024
Revenues
Product revenues	$548,638	$393,125	$1,044,485	$700,442
Service revenues	214,184	205,486	588,628	452,633
Clinical laboratory service revenues	220,552	331,020	546,878	667,720
Total revenues	983,374	929,631	2,179,991	1,820,795

Cost of product revenues	367,304	340,301	631,356	622,846
Cost of clinical laboratory service revenues	245,223	293,679	493,681	671,201
Total cost of revenues	612,527	633,980	1,125,037	1,294,047

Gross profit	370,847	295,651	1,054,954	526,748

Operating expenses:
Selling, general and administrative	2,983,284	3,000,208	5,616,382	6,084,557
Research and development	849,358	913,194	1,864,368	1,849,009
Total operating expenses	3,832,642	3,913,402	7,480,750	7,933,566

LOSS FROM OPERATIONS	(3,461,795)	(3,617,751)	(6,425,796)	(7,406,818)

Interest income	60,340	15,352	131,780	48,676
Transaction costs allocated to warrant liabilities	—	(633,198)	—	(633,198)
Unrealized gain on change in fair value of warrants classified as a liability	68,430	1,765,000	312,430	4,404,000
Unrealized loss on change in fair value of warrants classified as a liability - warrant modification	—	(394,000)	—	(394,000)
Loss on issuance of warrants	—	(1,633,767)	—	(1,633,767)
Other (expense) income, net	(3,095)	4,581	(23,247)	(8,957)

Loss before provision for income taxes	(3,336,120)	(4,493,783)	(6,004,833)	(5,624,064)

Provision for income taxes	—	—	—	—

NET LOSS	$(3,336,120)	$(4,493,783)	$(6,004,833)	$(5,624,064)

Less: Net loss attributable to noncontrolling interest	31,945	23,309	61,246	48,490
NET LOSS attributable to Applied DNA Sciences, Inc.	$(3,304,175)	$(4,470,474)	$(5,943,587)	$(5,575,574)
Deemed dividend related to warrant modifications	(23,919,429)	(155,330)	(38,826,652)	(233,087)
NET LOSS attributable to common stockholders	$(27,223,604)	$(4,625,804)	$(44,770,239)	$(5,808,661)
Net loss per share attributable to common stockholders-basic and diluted	$(15.35)	$(265.45)	$(33.82)	$(373.55)

Weighted average shares outstanding- basic and diluted	1,773,086	17,426	1,323,913	15,550

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended March 31,
	2025	2024
Net loss	$(3,336,120)	$(4,493,783)
Interest income	(60,340)	(15,352)
Depreciation and amortization	118,675	186,326
Provision for bad debt	(2,300)	-
Stock-based compensation expense	26,511	171,004
Unrealized gain on change in fair value of warrants classified as a liability	(68,430)	(1,765,000)
Unrealized (loss) on change in fair value of warrants classified as a liability – warrant modification	-	394,000
Transaction costs allocated to warrant liabilities	-	633,198
Loss on issuance of warrants	-	1,633,767
Total non-cash items	14,116	1,237,943
Consolidated Adjusted EBITDA (loss)	$(3,322,004)	$(3,255,840)

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